EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-94749) pertaining to the Genentech, Inc. Tax Reduction Investment Plan of our report dated May 31, 2002, with respect to the financial statements and supplemental schedule of the Genentech, Inc. Tax Reduction Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

ERNST & YOUNG LLP

Palo Alto, California
June 10, 2002